UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Solid Biosciences Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38360	90-0943402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue, Third Floor
Charlestown, Massachusetts 02129
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 337-4680

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	SLDB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information disclosed under the heading “Cash, Cash Equivalents and Available-for-Sale Securities as of December 31, 2024” under Item 8.01 of this Current Report on Form 8-K is herein incorporated by reference.

Item 8.01	Other Events.

Initial Clinical Data from INSPIRE DUCHENNE Trial of SGT-003

On February 18, 2025, Solid Biosciences Inc. (the “Company”) announced positive initial data from the Phase 1/2 INSPIRE DUCHENNE trial evaluating SGT-003, a next-generation gene therapy product candidate intended for the treatment of Duchenne muscular dystrophy (“Duchenne”). The INSPIRE DUCHENNE trial is a Phase 1/2 first-in-human, open-label, single-dose, multicenter trial designed to evaluate the safety, tolerability and efficacy of SGT-003 in pediatric patients with Duchenne at a dose of 1E14vg/kg. SGT-003 is administered as a one-time intravenous infusion. Interim 90-day biopsy data reported in the first three participants showed an average microdystrophin expression of 110%, as measured by western blot, and improvements in multiple biomarkers that are indicators of muscle health and resilience.

The 90-day data reported of the data cutoff date of February 11, 2025 includes: microdystrophin expression, measures of restoration and activation of key elements of the dystrophin-associated protein complex, key muscle integrity biomarker evaluation, in each case, from the first three participants dosed in the INSPIRE DUCHENNE trial, and interim safety findings from the first six participants dosed in the INSPIRE DUCHENNE trial. The first three participants are two 5-year-old boys and one 7-year-old boy at the time of dosing. The second three participants are a 6-year-old boy and two 7-year-old boys at the time of dosing.

Microdystrophin Expression and Other Measures at Day 90 (N=3)

	Mean (N=3)	Participant 1	Participant 2	Participant 3
Microdystrophin Expression % Normal (Western Blot)	110%	135%	112%	84%
Microdystrophin Expression % Normal (Mass Spectrometry)	108%	119%	152%	53%
% Dystrophin Positive Fibers (Immunofluorescence)	78%	77%	88%	70%
Vector Copies/Nucleus	18.7	19.8	28.6	7.6
nNOS (neuronal nitric oxide synthase) % Positive Fibers	42%	48%	53%	25%
Beta Sarcoglycan % Positive Fibers	70%	60%	88%	63%

Muscle Integrity Biomarker Evaluation at Day 90 (N=3)

•	Mean reductions observed in markers of muscle injury and stress:

•	Serum creatine kinase (CK) (IU/L): -57%

•	Serum aspartate aminotransferase (AST) (IU/L): -45%

•	Serum alanine transaminase (ALT) (IU/L): -54%

•	Serum lactate dehydrogenase (LDH) (IU/L): -60%

•	Mean reductions observed in markers of muscle breakdown and dystrophic regeneration:

•	Serum titin (pmol/L): -42%

•	Embryonic myosin heavy chain (eMHC) positive fibers: -59%

Measure of Potential Cardiac Benefit:

•

At Day 180, the Company observed a mean cardiac function increase of 8% (N=2) from baseline as measured by left ventricular ejection fraction. The third participant had not reached Day 180 follow up as of the data cutoff date of February 11, 2025.

•

The Company observed a reduction in serum cardiac hs-troponin I (hs-cTnI) of -36% at Day 90 in one participant who entered the trial with elevated hs-cTnI levels. Two of the first three participants entered the trial with normal baseline cTnI levels.

•	Two participants in total (N=6) had elevated troponin at baseline that reduced below initial baseline values post-dose.

Safety Update for the First Six Participants Dosed

SGT-003 was well-tolerated in the first six participants dosed as of the data cutoff date of February 11, 2025. As of the cutoff date, all six participants have reached at least 20 days post SGT-003 treatment. Adverse events observed after SGT-003 treatment were consistent with those observed in AAV gene therapy. No serious adverse events and no suspected unexpected serious adverse reactions were observed, and there was no evidence of thrombotic microangiopathy, atypical hemolytic uremic syndrome, or hemolysis. No AEs of hepatic transaminitis were observed, including no elevated gamma-glutamyl transferase levels. All treatment-related AEs resolved with no sequelae and none of the AEs that were observed required the use of additional immunomodulatory agents such as eculizumab, sirolimus or rituximab. The most common AEs observed were nausea and vomiting; transient thrombocytopenia (including one Grade 3 episode that resolved within days without intervention and with no evidence of hemolysis observed); infusion related hypersensitivity reaction (including one Grade 3 episode of prolonged fever that resolved within days without intervention); and fever. One adverse event of special interest was observed, which was a Grade 1, mild, transient hs-troponin I elevation that resolved without intervention. There was no clinical evidence of myocarditis and no EKG or echocardiographic changes observed in such participant.

The Company plans to present the information in the presentation attached hereto as Exhibit 99.1 (the “Presentation”) at conference call at 8:00 a.m. Eastern time on February 18, 2025. A copy of the Presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Anticipated Milestones in INSPIRE DUCHENNE Trial

Enrollment in the INSPIRE DUCHENNE trial is ongoing, with at least 10 total participants in the trial anticipated to be dosed by early in the second quarter of 2025 and approximately 20 total participants anticipated to be dosed by the fourth quarter of 2025. The seventh participant in the trial was dosed on February 17, 2025.

INSPIRE DUCHENNE currently has a total of six active clinical sites in the United States and Canada and approved clinical trial applications in the United Kingdom and Italy. The Company expects to activate additional trial sites by the end of 2025. In mid-2025, the Company plans to request a meeting with the U.S. Food and Drug Administration (the “FDA”) to discuss the potential for an accelerated approval regulatory pathway for SGT-003.

Planned Clinical Trial of SGT-212

In January 2025, the Company announced that the FDA cleared its investigational new drug application (“IND”) for SGT-212 for the treatment of Friedreich’s ataxia (“FA”). The Company anticipates initiating an open-label, multi-center Phase 1b clinical trial of SGT-212 in non-ambulatory and ambulatory adult patients living with FA in the second half of 2025. In the trial, SGT-212 will be administered by dual route of administration: via bilateral infusion to the dentate nuclei using a magnetic resonance imaging-guided device followed by an intravenous infusion. The planned Phase 1b clinical trial is designed to evaluate the safety and tolerability of SGT-212. Exploratory objectives include assessment of preliminary efficacy and pharmacodynamic activity. A minimum of six participants are targeted for enrollment in three cohorts. Cohort 1 is expected to include three non-ambulatory participants, cohort 2 is expected to include three ambulatory participants and cohort 3 is expected to include two non-ambulatory and two ambulatory participants. In total, the participants will be followed for five years after the date of infusion of SGT-212.

The FDA has recently granted Fast Track designation to SGT-212 for the treatment of FA.

SGT-501

SGT-501 is the Company’s gene therapy candidate for the treatment of catecholaminergic polymorphic ventricular tachycardia (“CPVT”), which is caused by a gain of function mutation in the ryanodine receptor 2 (coded for by the RYR2 gene), referred to as CPVT-1. The Company is conducting IND-enabling GLP toxicology studies of SGT-501 in non-human primates, with the in-life portion of the six-month toxicology study expected to be completed in the first quarter of 2025. The Company expects to submit an IND to the FDA for SGT-501 for the treatment of patients with CPVT-1 in the first half of 2025.

The FDA has recently granted Rare Pediatric Disease designation for SGT-501.

SGT-601

The Company anticipates submitting an IND to the FDA for SGT-601 for the treatment of TNNT2-mediated dilated cardiomyopathy in the second half of 2026.

Cash, Cash Equivalents and Available-for-Sale Securities as of December 31, 2024

The Company expects to report that it had cash, cash equivalents and available-for-sale securities of approximately $148.9 million as of December 31, 2024.

The estimated cash, cash equivalents and available-for-sale securities figure is preliminary and unaudited, represents a management estimate as of the date of this report and is subject to completion of the Company’s financial closing procedures for the year ended December 31, 2024 and does not present all necessary information for a complete understanding of the Company’s financial condition as of December 31, 2024, or the Company’s results of operations for the year ended December 31, 2024. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, the estimated cash figure.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future expectations, plans and prospects for the Company; the ability to successfully achieve and execute on the Company’s goals, priorities and achieve key preclinical and clinical milestones; the anticipated benefits of the Company’s development programs; the Company’s programs, including expectations for clinical development, trial design, site activations, expanded clinical development, initiation and enrollment in clinical trials, dosing, and availability of clinical trial data; planned regulatory interactions and the potential accelerated approval pathway for SGT-003; the Company’s expectations for submission of INDs; and the Company’s estimated cash, cash equivalents and available-for-sale securities as of December 31, 2024; and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions. Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in, or implied by, such forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with the Company’s ability to advance SGT-003, SGT-212, SGT-501, SGT-601, SGT-401 and other preclinical programs and capsid libraries on the timelines expected or at all; obtain and maintain necessary approvals and designations from the FDA and other regulatory authorities; replicate in clinical trials positive results found in preclinical studies and early-stage clinical trials of the Company’s product candidates; replicate preliminary or interim data from early-stage clinicals trials in the final data of such trials; obtain, maintain or protect intellectual property rights related to its product candidates; compete successfully with other companies that are seeking to develop Duchenne, Friedreich’s ataxia and other neuromuscular and cardiac treatments and gene therapies; manage expenses; and raise the substantial additional capital needed, on the timeline necessary, to continue development of SGT-003, SGT-212, SGT-501, SGT-601, SGT-401 and other candidates, achieve its other business objectives and continue as a going concern. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the “Risk Factors” section, as well as discussions of potential risks, uncertainties and other important factors, in the Company’s most recent filings with the Securities and Exchange Commission, and other filings that the Company may make with the Securities and Exchange Commission in the future. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date hereof and should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Solid Biosciences Inc. Presentation February 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLID BIOSCIENCES INC.

Date: February 18, 2025	By:	/s/ Alexander Cumbo
	Name:	Alexander Cumbo
	Title:	Chief Executive Officer